Exhibit 10.3

GEOVAX LABS, INC.

2016 STOCK INCENTIVE PLAN

Employee Stock Option Agreement

THIS AGREEMENT (together with Schedule A, attached hereto, the “Agreement”), effective as of the date specified as the “Grant Date” on Schedule A attached hereto, is between GEOVAX LABS, INC., a Delaware corporation (the “Corporation”), and the individual identified on Schedule A attached hereto, an Employee of the Corporation or an Affiliate (the “Participant”).

R E C I T A L S :

In furtherance of the purposes of the GeoVax Labs, Inc. 2016 Stock Incentive Plan, as it may be hereafter amended and/or restated (the “Plan”), and in consideration of the services of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Participant hereby agree as follows:

1.     Incorporation of Plan. The rights and duties of the Corporation and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, a copy of which has been made available to the Participant and the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in this Agreement and those of the Plan, the provisions of the Plan shall govern, unless the Administrator determines otherwise. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

2.     Grant of Option; Term of Option. The Corporation hereby grants to the Participant pursuant to the Plan, as a matter of separate inducement and agreement in connection with his or her employment with or service to the Corporation, and not in lieu of any salary or other compensation for his or her services, the right and option (the “Option”) to purchase all or any part of such aggregate number of shares (the “Shares”) of common stock of the Corporation (the “Common Stock”) at a purchase price (the “Option Price”) as specified on Schedule A, attached hereto, and subject to such other terms and conditions as may be stated herein or in the Plan or on Schedule A. The Participant expressly acknowledges that the terms of Schedule A shall be incorporated herein by reference and shall constitute part of this Agreement. The Corporation and the Participant further acknowledge and agree that the signatures of the Corporation and the Participant on the Grant Notice contained in Schedule A shall constitute their acceptance of all of the terms of this Agreement and their agreement to be bound by the terms of this Agreement. The Option or any portion thereof shall be designated as an Incentive Option to the extent stated on Schedule A. To the extent that the Option or any portion thereof is designated as an Incentive Option, and such Option does not qualify as an Incentive Option, the Option or portion thereof shall be treated as a Nonqualified Option. Except as otherwise provided in the Plan or this Agreement, this Option will expire if not exercised in full by the Expiration Date specified on Schedule A.

3.     Exercise of Option. Subject to the terms of the Plan and this Agreement, the Option shall vest and become exercisable on the date or dates, and subject to such conditions, as are set forth on Schedule A. To the extent that the Option is exercisable but is not exercised, the Option shall accumulate and be exercisable by the Participant in whole or in part at any time prior to expiration of the Option, subject to the terms of the Plan and this Agreement. The Participant expressly acknowledges that the Option shall vest and be exercisable only upon such terms and conditions as are provided in this Agreement (including the terms set forth in Schedule A) and the Plan. Upon the exercise of the Option in whole or in part and payment of the Option Price in accordance with the provisions of the Plan and this Agreement, the Corporation shall, as soon thereafter as practicable, deliver to the Participant a certificate or certificates (or, in the case of uncertificated shares, other written notice of ownership in accordance with Applicable Law) for the Shares purchased. Payment of the Option Price may be made in the form of cash or cash equivalent; and, except where prohibited by the Administrator or Applicable Law (and subject to such terms and conditions as may be established by the Administrator), payment may also be made (i) by delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for such time period, if any, as may be determined by the Administrator; (ii) by shares of Common Stock withheld upon exercise; (iii) by delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price; (iv) by such other payment methods as may be approved by the Administrator and which are acceptable under Applicable Law; and/or (v) by any combination of the foregoing methods. Shares delivered or withheld in payment of the Option Price shall be valued at their Fair Market Value on the date of exercise, determined in accordance with the terms of the Plan.

4.     No Right of Employment or Service; Forfeiture of Option; No Right to Future Awards. Neither the Plan, this Agreement, the grant of the Option, nor any other action related to the Plan shall confer upon the Participant any right to continue in the employment or service of the Corporation or an Affiliate or interfere in any way with the right of the Corporation or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise provided in the Plan, this Agreement or as may be determined by the Administrator, all rights of the Participant with respect to the Option shall terminate upon the termination of the Participant’s employment or service with the Company or an Affiliate. The grant of the Option does not create any obligation to grant further awards.

5.     Termination of Employment. Except as may be otherwise provided in the Plan or this Agreement, the Option shall not be exercised unless the Participant is, at the time of exercise, an Employee and has been an Employee continuously since the date the Option was granted, subject to the following:

(a)     The employment relationship of the Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed three months, or, if longer, as long as the Participant’s right to reemployment is guaranteed either by statute or by contract. The employment relationship of the Participant shall also be treated as continuing intact while the Participant is not in active service because of Disability. The Administrator shall have sole authority to determine whether the Participant is disabled under the Plan and, if applicable, the Participant’s Termination Date.

(b)     Except as may be otherwise provided in the Plan or this Agreement, if the employment of the Participant is terminated because of Disability or death, the Option may be exercised only to the extent vested and exercisable on the Participant’s Termination Date, and any unvested portion of the Option shall terminate on the Termination Date. The vested portion of the Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of one year next succeeding the Termination Date; or (Y) the close of the Option Period. In the event of the Participant’s death, the Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(c)     If the employment of the Participant is terminated for Cause (as defined in the Plan), the Option, whether vested or unvested, shall lapse and no longer be exercisable as of the Participant’s Termination Date, as determined by the Administrator.

(d)     Except as may be otherwise provided in the Plan or this Agreement, if the employment of the Participant is terminated for any reason other than Disability, death or for Cause (which are addressed in (b) and (c) above), the Option may be exercised to the extent vested and exercisable on his or her Termination Date, and any unvested portion of the Option shall terminate as of the Termination Date. The vested portion of the Option must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of three months next succeeding the Termination Date; or (Y) the close of the Option Period. If the Participant dies following such termination of employment and prior to the earlier of the dates specified in (X) or (Y) of this subparagraph (d), the Participant shall be treated as having died while employed under subparagraph (b) above (treating for this purpose the Participant’s date of termination of employment as the Termination Date). In the event of the Participant’s death, the Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

6.     Effect of Change of Control. The Administrator shall (taking into account any Code Section 409A considerations) have sole discretion to determine at any time the effect, if any, on the Option, including but not limited to the vesting and/or exercisability of the Option (in whole or in part), in the event of a Change of Control (as defined in the Plan). Without limiting the effect of the foregoing, the Administrator’s discretion shall include, but shall in no way be limited to, the discretion to determine with respect to all or any portion of an Option that (i) the Option shall vest and/or become exercisable upon a Change of Control; (ii) vesting and/or exercisability of the Option shall accelerate upon a Change of Control; (iii) exercise of the Option must occur, if at all, within time period(s) specified by the Administrator, after which time period(s) the Option shall, unless the Administrator determines otherwise, terminate; (iv) the Option shall be assumed or substituted for another award; (v) the Option shall be cancelled without the payment of consideration; (vi) the Option shall be cancelled in exchange for a cash payment or other consideration in an amount determined by the Administrator; (vii) the Option shall be subject to such treatment (including but not limited to cancellation, cashout, assumption or substitution) as is provided under the terms of the agreement or other instrument establishing terms of the Change of Control transaction (e.g., a merger agreement); and/or (viii) other actions (or no action) shall be taken with respect to the Option. Notwithstanding the foregoing, in the event that the Administrator determines to provide for acceleration of vesting and/or exercisability of the Option in the event of a Change of Control, such acceleration shall occur only if a Change of Control occurs and the Participant’s employment is terminated without Cause by the Corporation (or an Affiliate) within 12 months after the effective date of the Change of Control or the Participant resigns for Good Reason (as defined below) within 12 months after the effective date of the Change of Control.

For purposes of this Section 6, “Good Reason” shall occur if during the Participant’s employment, the Participant’s employment is materially and adversely altered by the Company, without the Participant’s consent, by:

(a)     a material reduction in the Participant’s base salary;

(b)     the assignment to the Participant of duties or responsibilities materially inconsistent with, or a material diminution in, the Participant’s position, authority, duties or responsibilities; or

(c)     the relocation of the Participant’s principal place of employment by more than 30 miles from the location at which the Participant is stationed.

An event or condition that would otherwise constitute “Good Reason” shall constitute Good Reason only if the Corporation fails to rescind or cure such event or condition within 30 days after receipt from the Participant of written notice of the event which constitutes Good Reason, and Good Reason shall cease to exist for any event or condition described herein on the 60th day following the later of the occurrence or the Participant’s knowledge thereof, unless the Participant has given the Corporation written notice thereof prior to such date.

7.     Notice of Disposition. To the extent that this Option is designated as an Incentive Option, if Shares of Common Stock acquired upon exercise of the Option are disposed of within two years following the date of grant or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.

8.     Limitation on Incentive Options. In no event shall there first become exercisable by the Participant in any one calendar year Incentive Options granted by the Corporation or any Parent or Subsidiary with respect to shares having an aggregate Fair Market Value (determined at the time an Incentive Option is granted) greater than $100,000. To the extent that any Incentive Options are first exercisable by the Participant in excess of such limitation, the excess shall be considered a Nonqualified Option.

9.     Nontransferability of Option. To the extent that this Option is designated as an Incentive Option, this Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws or intestate succession or, in the Administrator’s discretion, such transfers as may otherwise be permitted in accordance with Treasury Regulation Section 1.421-1(b)(2) or Treasury Regulation Section 1.421-2(c). To the extent that this Option is treated as a Nonqualified Option, this Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except for transfers if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”). Except as may be permitted by the preceding sentences, this Option shall be exercisable during the Participant’s lifetime only by him or her or by his or her guardian or legal representative or a permitted transferee as provided in this Section 9. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

10.     Superseding Agreement; Binding Effect. This Agreement supersedes any statements, representations or agreements of the Corporation with respect to the grant of the Option, any other equity-based awards or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement does not supersede or amend any confidentiality agreement, non-solicitation agreement, non-competition agreement, employment agreement or any other similar agreement between the Participant and the Corporation, including, but not limited to, any restrictive covenants contained in such agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, heirs, successors and assigns.

11.     Governing Law. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of Georgia, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.

12.     Amendment and Termination; Waiver. Any amendment or modification to this Agreement shall be made in accordance with the terms of the Plan. Without limiting the foregoing, the Administrator shall have unilateral authority to amend the Plan and this Agreement (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but in no way limited to Code Section 409A, Code Section 422 and federal securities laws). The waiver by the Corporation of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

13.     No Rights as Shareholders. The Participant and his or her legal representatives, legatees or distributees shall not be deemed to be the holder of any Shares subject to the Option and shall not have any rights of a shareholder unless and until certificates for such Shares have been issued and delivered to him or her or them (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall have been provided).

14.     Withholding; Tax Matters.

(a)     The Participant acknowledges that the Administrator and/or Corporation shall require the Participant to pay the Corporation in cash the amount of any local, state, federal, foreign or other tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Option and delivery of the Shares or any other benefit, to satisfy such obligations. Notwithstanding the foregoing, the Administrator may in its discretion establish procedures to permit the Participant to satisfy such obligations in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to the Option, by electing (the “election”) to have the Corporation withhold shares of Common Stock from the Shares to which the Participant is otherwise entitled. The number of Shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

(b)     The Participant acknowledges that he or she is solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with the Option (including but not limited to any taxes arising under Code Section 409A), and the Corporation shall not have any obligation to indemnify or otherwise hold the Participant harmless from any or all such taxes. The Participant further acknowledges that the Corporation has made no warranties or representations to the Participant with respect to the tax consequences (including, but not limited to, income tax consequences) related to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Corporation or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon the grant of the Option and/or the acquisition or disposition of the Shares subject to the Option and that the Participant has been advised that he or she should consult with his or her own attorney, accountant, and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Corporation has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

15.     Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan, including, but not limited to, the sole authority to determine whether and to what degree the Option has vested. Any interpretation of this Agreement by the Administrator and any decision made by it with respect to this Agreement is final and binding.

16.     Notices. Except as may be otherwise provided by the Plan or determined by the Administrator, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated on Schedule A (or such other address as may be designated by the Participant in a manner acceptable to the Administrator), or, if to the Corporation, at the Corporation’s principal office, attention Chief Financial Officer, GeoVax Labs, Inc. Notice may also be provided by electronic submission, if and to the extent permitted by the Administrator.

17.     Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

18.     Restrictions on Option and Shares. The Corporation may impose such restrictions on the Option and the Shares or other benefits underlying the Option as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws or other laws applicable to such Option or Shares. Notwithstanding any other provision in the Plan or this Agreement to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock, to make any other distribution of benefits, or to take any other action, unless such delivery, distribution or action is in compliance with Applicable Law (including but not limited to the requirements of the Securities Act). The Corporation is under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state or foreign securities laws, stock exchange or similar organization, and the Corporation will have no liability for any inability or failure to do so. The Corporation may cause a restrictive legend or legends to be placed on any certificate for Shares issued pursuant to the exercise of the Option in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel.

19.     Effect of Changes in Duties or Status. Notwithstanding the other terms of the Plan or this Agreement, the Administrator has the sole discretion to determine (taking into account any Code Section 409A considerations), at any time, the effect, if any, of change in the Participant’s status as an employee, including but not limited to a change from full-time to part-time, or vice versa, or other similar changes in the nature or scope of the Participant’s employment. In addition, unless otherwise determined by the Administrator in its discretion, for purposes of the Plan, a Participant shall be considered to have terminated employment or service and to have ceased to be an Employee if his employer was an Affiliate at the time of grant and such employer or other party ceases to be an Affiliate, even if he continues to be employed by or provide services to such employer or party.

20.     Rules of Construction. Headings are given to the sections of this Agreement solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall (unless the Administrator determines otherwise) be construed to refer to any amendment to or successor of such provision of law.

21.     Right of Offset. Notwithstanding any other provision of the Plan or this Agreement, the Corporation may at any time (subject to any Code Section 409A considerations), reduce the amount of any payment or benefit otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to or on behalf of the Corporation or an Affiliate that is or becomes due and payable, and Participant shall be deemed to have consented to such reduction.

22.     Compliance with Recoupment, Ownership and Other Policies or Agreements. As a condition to receiving this Option, the Participant agrees that he or she shall abide by all provisions of any equity retention policy, stock ownership guidelines, compensation recovery policy and/or other policies adopted by the Corporation, each as in effect from time to time and to the extent applicable the Participant. In addition, the Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply to him or her under Applicable Law.

23.     Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

[Signatures of the Corporation and the Participant follow on Schedule A/Grant Notice.]

GEOVAX LABS, INC.

2016 STOCK INCENTIVE PLAN
Employee Stock Option Agreement

Schedule A/Grant Notice

1.     Pursuant to the terms and conditions of the Corporation’s 2016 Stock Incentive Plan as it may be hereafter amended (the “Plan”), you (the “Participant”) have been granted an option (the “Option”) to purchase ________ shares (the “Shares”) of our Common Stock as outlined below.

Name of Participant:
Address:

Grant Date:	, 20
Number of Shares Subject to Option:
Option Price:	$
Type of Option:
Expiration Date (Last day of Option Period):	, 20
Vesting Schedule/Conditions:

2.     By my signature below, I, the Participant, hereby acknowledge receipt of this Grant Notice and the Option Agreement (the “Agreement”) dated __________ ___, 20__, between the Participant and GeoVax Labs, Inc. which is attached to this Grant Notice. I understand that the Grant Notice and other provisions of Schedule A herein are incorporated by reference into the Agreement and constitute a part of the Agreement. By my signature below, I further agree to be bound by the terms of the Plan and the Agreement, including but not limited to the terms of this Grant Notice and the other provisions of Schedule A contained herein. The Corporation reserves the right to treat the Option and the Agreement as cancelled, void and of no effect if the Participant fails to return a signed copy of the Grant Notice within 30 days of grant date stated above.

Signature:		Date:
Participant

Agreed to by:

GEOVAX LABS, INC.

By:
[Name]
[Title]

Attest:

[Name]
[Title]

Note: If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form and return to GeoVax Labs, Inc., Attention [___________]. Please retain a copy of the Agreement, including a signed copy of this Grant Notice, for your files.